EXHIBIT 11


                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                     (In Millions, Except Per Share Amounts)

                                                                    For the Three Months Ended
                                                                    --------------------------
                                                                    March 29,     March 31,
                                                                      1996          1995
                                                                    -------        -------

EARNINGS
Net earnings....................................................    $   409        $   228
Preferred stock dividends.......................................        (11)           (13)
                                                                    -------        -------
Net earnings applicable to
 common stockholders............................................    $   398        $   215
                                                                    =======        =======

PRIMARY WEIGHTED AVERAGE SHARES
Common stock....................................................      172.8          180.4
Assuming issuance of shares relating to
 employee incentive plans.......................................       23.4           18.8
                                                                    -------        -------
Total shares....................................................      196.2          199.2
                                                                    =======        =======

PRIMARY EARNINGS PER SHARE......................................    $  2.03        $  1.08
                                                                    =======        =======

FULLY DILUTED WEIGHTED AVERAGE SHARES
Common stock...................................................       172.8          180.4
Assuming issuance of shares relating to
 employee incentive plans.......................................       23.4           18.8
                                                                    -------        -------
Total shares....................................................      196.2          199.2
                                                                    =======        =======

FULLY DILUTED EARNINGS PER SHARE................................    $  2.03        $  1.08
                                                                    =======        =======

NOTE: In accordance with Accounting Principles Board Opinion No. 15, the modified treasury stock method was used to calculate per common share earnings.